UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2005

KNBT Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania		18017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-861-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2005, the Board of Directors of KNBT Bancorp, Inc. (the "Company") approved the amended and restated Executive Annual Incentive Plan (the "Plan"). The Plan provides for annual cash bonuses to the Company's chief executive and chief financial officers and such other executive officers chosen to be participants therein. The amended and restated Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference thereto. The primary amendments to the Plan are with respect to Sections V.a and V.c to provide that in the event of a participant's (a) voluntary resignation after a Plan Year (as such term is defined in the Plan) but before an award distribution has been made for such Plan Year or (b) involuntary termination without cause, that a determination will be made as to whether the participant will be entitled to receive an award, either in whole or in part. For additional information regarding the operation of the Plan, reference is made to the Company's current report on Form 8-K dated as of June 27, 2005 reporting the initial adoption of the Plan. Also attached hereto as Exhibit 10.2 is the form of Performance Agreement that the Company would enter into with a participant in the Plan and which is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

10.1 Amended and Restated Executive Annual Incentive Plan

10.2 Form of Performance Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT Bancorp, Inc.

September 28, 2005	By:	Eugene T. Sobol

Name: Eugene T. Sobol
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Executive Incentive Plan
10.2	Form of Performance Agreement